UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

131 Front Street, Hamilton HM12, Bermuda
(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2012, Maiden Holdings, Ltd. issued a press release announcing its initial loss estimate from Superstorm Sandy, which impacted the Mid-Atlantic and Northeastern United States at the end of October this year. Based on a comprehensive analysis of the Company's exposure in the affected area, as well as loss reports and estimates from clients, the Company currently expects the underwriting impact from Superstorm Sandy, net of applicable reinsurance and the Company's quarterly provision for normalized catastrophe losses to be in the range of between $25 million and $35 million.

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

PRESS RELEASE
Maiden Holdings Announces Net Underwriting Impact from Superstorm Sandy
HAMILTON, Bermuda, December 19, 2012 -- Maiden Holdings, Ltd. ("Maiden") (Nasdaq:MHLD) today announced its initial loss estimate from Superstorm Sandy, which impacted the Mid-Atlantic and Northeastern United States at the end of October this year.
Based on a comprehensive analysis of the Company's exposure in the affected area, as well as loss reports and estimates from clients, Maiden currently expects the underwriting impact from Superstorm Sandy, net of applicable reinsurance and the Company's quarterly provision for normalized catastrophe losses to be in the range of between $25 million and $35 million.
Maiden's exposure to this event emanates predominantly from the Company's E&S property insurance business, Maiden Specialty, and to a lesser extent from the U.S. assumed treaty reinsurance business. Maiden remains strongly capitalized and well positioned to continue to profitably support the needs of regional and specialty insurers.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2012, Maiden had $3.9 billion in assets and shareholders' equity of $1.0 billion.

Forward Looking Statements
This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm